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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement on Form S-8 dated August 7, 1996 pertaining to the 1992 Stock Option Plan of Living Centers of America, Inc. of our report dated November 28, 1995, with respect to the consolidated financial statements and schedule of Living Centers of America, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.





                                                           /s/ ERNST & YOUNG LLP


                                                               ERNST & YOUNG LLP



August 6, 1996
Houston, Texas